Exhibit 3.88

STATE OF NEW MEXICO

CERTIFICATE OF INCORPORATION

OF

SPECIALTY REHABILITATION CENTERS OF NEW MEXICO, INC.

126,500-8

The State Corporation Commission certifies that duplicate originals of the Articles of Incorporation attached hereto, duly signed and verified pursuant to the provisions of the BUSINESS Corporation Act, have been received by it and are found to conform to law.

Accordingly, by virtue of the authority vested in it by law, the State Corporation Commission issues this Certificate of Incorporation, and attaches hereto a duplicate original of the Articles of Incorporation.

In Testimony Whereof, the State Corporation Commission of the State of New Mexico has caused this certificate to be signed by its Chairman and the Seal of said Commission to be affixed at the City of Santa Fe on

April 4, 1985

/s/ [unreadable]
Chairman

By:

/s/ [unreadable]
Director

ARTICLES OF INCORPORATION

OF

SPECIALTY REHABILITATION CENTERS OF NEW MEXICO, INC.

The undersigned acting as incorporator of a corporation under the New Mexico Business Corporation Act (53-11-1 to 53-18-12 NMSA 1973), adopts the following Articles of Incorporation for such Corporation:

FIRST: The name of the Corporation is Specialty Rehabilitation Centers of New Mexico, Inc.

SECOND: The period of its duration is perpetual.

THIRD: The purpose or purposes for which the Corporation is organized are:

(a)	To engage in the business of providing comprehensive rehabilitation and clinical healthcare services on an in-patient basis or otherwise in rehabilitation clinics and hospitals to the general public through the provision of physician services, physical therapy, social and/or psychological, respiratory therapy, cardiac rehabilitation, pulmonary rehabilitation, occupational therapy, speech pathology, prosthetic and orthotic devices, nursing care, drugs and biologicals, supplies, appliances and equipment and other services and to do any and all things necessary and appropriate to carry out such business effectively, including, without limitation, the owning, leasing, management and operation of medical facilities and other physical properties, either directly or indirectly, or in concert with others.

(b)	To engage in the transaction of any or all lawful business for which corporations may be incorporated under the New Mexico Business Corporation Act.

FOURTH: The aggregate number of shares which the Corporation shall have authority to issue is One Thousand (1,000) shares of Common Stock, having a par value of One Dollar ($1.00) per share.

FIFTH: The Directors of the Corporation shall have the power to sell any authorized but unissued stock of any class at any time and to any person as they deem advisable, and no shareholder shall be entitled, as of right, to subscribe to or purchase any of such additional shares of stock.

SIXTH: The name of its initial registered agent is CT Corporation System and the street address and city of the initial registered office in New Mexico is 220 Otero Street, c/o CT Corporation System, P. O. Box 787, Santa Fe, New Mexico 87501.

SEVENTH: The number of directors constituting the initial board of directors is One, and the name and address of the person who is to serve as such director until the first Annual Meeting of Shareholders or until a successor is elected and qualified is:

Name	Address
Richard M. Scrushy	c/o AMCARE, Inc.
One Perimeter Park South
Birmingham, Alabama 35243

EIGHTH: The name and address of the incorporator is:

Name	Address
J. Brooke Johnston, Jr.	800 First National-Southern
Natural Building
Birmingham, Alabama 35203

DATED: April 3, 1985	/s/ J. Brooke Johnston, Jr.
J. Brooke Johnston, Jr.

ARTICLES OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

OF

SPECIALTY REHABILITATION CENTERS

OF NEW MEXICO, INC.

Pursuant to the provisions of Section 53-13-4 of the New Mexico Statutes Annotated, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: The name of the corporation is Specialty Rehabilitation Centers of New Mexico, Inc.

SECOND: The following amendment of the Articles of Incorporation was adopted by the shareholders of the corporation on January 21, 1988, in the manner prescribed by the New Mexico Business Corporation Act:

“FIRST: The name of the corporation is HEALTHSOUTH of New Mexico, Inc.

THIRD: The number of shares of the corporation outstanding at the time of such adoption was 1,000; and the number of shares entitled to vote thereon was 1,000.

FOURTH: The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows:

Class	Number of Shares
Common	1,000

FIFTH: The number of shares voted for such amendment was 1,000; and the number of shares voted against such amendment was none.

SIXTH: The number of shares of each class entitled to vote thereon as a class voted for and against such amendment, respectively, was:

	Number of Shares Voted
Class	For	Against
Common	1,000	-0-

SEVENTH: No exchange, reclassification, or cancellation of issued shares shall be effected.

DATED: January 21, 1988.

SPECIALTY REHABILITATION CENTERS OF NEW MEXICO, INC.

By:	/s/ Richard M. Scrushy
Richard M. Scrushy, President

and:	/s/ Anthony J. Tanner
Anthony J. Tanner, Secretary

STATE OF ALABAMA	)
)
JEFFERSON COUNTY	)

I, Bettye S. Coates, a notary public, do hereby certify that on this 21st day of January, 1988, personally appeared before me, Richard M. Scrushy, who being by me first duly sworn, declared that he is the President of Specialty Rehabilitation Centers of New Mexico, Inc., that he signed the foregoing document as President of the corporation, and that the statements contained therein are true.

In witness whereof I have hereunto set my hand and seal this 21st day of January, A.D. 1988.

My commission expires: 7-8-89

[ NOTARIAL SEAL ]	/s/ Bettye S. Coates
Notary Public